                        PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT is made as of the 10th day of November, 1997 between LESLIE B. OTTEN, an individual whose residence address is Sunday River Access Road, Newrey, Maine 04216 (the "Pledgor"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation (the "Pledgee").

                           WITNESSETH:

         WHEREAS, the Pledgee proposes to enter into a Credit Agreement, dated as of even date herewith (the "Credit Agreement"), with Pledgor pursuant to which the Pledgee will agree to make loans to the Pledgor in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding (the "Loans");

         WHEREAS, in order to induce the Pledgee to enter into the Credit Agreement and make Loans to the Pledgor, the Pledgee has required that the Pledgor execute, deliver and perform this Pledge Agreement; and

         WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner, directly or indirectly, of 14,760,530 shares of the Class A Common Stock, par value $0.01 per share ("Class A Stock"), of American Skiing Company, a Maine corporation (the "Company") and 833,333 shares of the Common Stock, par value $0.01 per share ("Common Stock"), of the Company (collectively the "Shares");

         NOW, THEREFORE, in consideration of the premi the Pledgor agrees with the Pledgee as follows:

         1. Unless otherwise defined herein, defined terms as used herein shall have the same meanings as set forth in the Credit Agreement.

         2. As security for full and prompt payment to the Pledgee of all sums owing by the Pledgor to the Pledgee under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, now or in the future (together called the "Obligations"), the Pledgor hereby pledges, assigns and transfers to the Pledgee, and hereby grants to the Pledgee a first lien on, and first security interest in, all Shares from time to time and at any time delivered to the Pledgee by the Pledgor in accordance with the terms hereof and of the Credit Agreement (the "Pledged Shares"), but excluding Shares released by the Pledgee from the pledge hereof as herein provided.

         3. Concurrently with the execution of this Pledge Agreement, the Pledgor shall execute and deliver to the Pledgee undated stock powers duly executed in blank for each certificate representing the Pledged Shares, together with an Irrevocable Proxy in favor of the Pledgee in respect of each stock certificate representing the Pledged Shares in the form set out in Exhibit A hereto (the "Irrevocable Proxy").

         4.   The Pledgor represents and warrants that:

              (i) he is the legal and beneficial owner of, and has good and marketable title to, the Pledged Shares delivered to the Pledgee on the date hereof, subject to no superior pledge, lien, mortgage, hypothecation, security interest, charge, option or other superior encumbrance whatsoever, except the lien and security interest created by this Pledge Agreement;

             (ii) he has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the collateral security interest for which this Pledge Agreement provides, and has taken all necessary action to authorize the execution, delivery and performance of this Pledge Agreement and the creation of the collateral security interests for which this Pledge Agreement provides;

            (iii) the Pledged Shares have been duly and validly issued and are fully paid and non-assessable;

             (iv) there are no voting trusts or other agreements or arrangements relating to the Pledged
                   Shares;

              (v) this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon him and enforceable in accordance with its terms;

             (vi) the pledge, hypothecation, assignment and delivery of the Pledged Shares pursuant to this Pledge Agreement creates a valid first perfected security interest in each of the Pledged Shares and the proceeds thereof;

            (vii) (A) no consent of any other party (including the stockholders of the Company or any creditor of the Pledgor or the Company) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and (B) no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement; and

           (viii) the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the Certificate of Incorporation of the Company or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor or the Company is a party or which purports to be binding upon the Pledgor or the Company or any of their respective properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of their respective properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

         5. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

              (i) he shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Shares at the cost of the Pledgor against the claims and demands of all persons whomsoever;

             (ii) except as herein provided, without the prior written consent of the Pledgee, he shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Shares or any other Shares owned, directly or indirectly, by him, or suffer to exist any encumbrance on the Pledged Shares or any other Shares owned, directly or indirectly, by him; and

            (iii) without the prior written consent of Pledgee, he shall not vote the Pledged Shares in favor of the consolidation, merger, dissolution, liquidation or any other reorganization of the Company.

         6. If the Pledgor shall become entitled to receive or shall receive any equity interests, certificates (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), options or rights, in substitution of, in respect of or in exchange for any of the Pledged Shares the Pledgor agrees to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, and irrevocable proxies for any certificates or other securities so received, in substantially the form of Exhibit A to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Shares on the liquidation or dissolution of the Company shall be paid over to the Pledgee to be held by it as additional collateral security for the Obligations.

         7. All property at any time pledged with the Pledgee hereunder by the Pledgor (whether described herein or not) and not released in accordance with the terms hereof, and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         8. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the obligations continued, and the Obligations, or the liability of the Pledgor upon or for any part thereof, or any other collateral security therefor (hereinafter referred to as the "Security Documents")) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Security Documents, any other guarantees and any other collateral security documents executed and delivered by the Pledgor may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Security Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default of non-payment to or upon the Pledgor with respect to the obligations.

         9. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall as the Pledgee and as the holder of the Irrevocable Proxy receive notice from the Pledgor of all notices received by the Pledgor from the Company as the holder of record of the Pledged Shares and have the right to vote the Pledged Shares at its own discretion at any annual or special meeting of the stockholders of the Company. Prior to the occurrence and continuance of an Event of Default, the Pledgor shall retain all voting rights with respect to the Collateral.

         10. Upon the occurrence of any Event of Default, the security constituted by this Pledge Agreement shall become enforceable, and the Pledgee shall be entitled without further notice to the Pledgor to exercise all voting and other corporate rights at any meeting of the Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange atits discretion, any and all of such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or, upon the exercise by the Company or the Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all certificates evidencing the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

         11. At any time after the security constituted by this Pledge Agreement shall have become enforceable as aforesaid, the Pledgee shall be entitled without further notice to the Pledgor to sell, assign or convert into money all or any part of the Collateral in such manner and upon such terms and for such consideration (whether in cash, securities or other assets, whether deferred or not and whether at public or private sale) as is commercially reasonable with the right to the Pledgee upon such sale to purchase the whole or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right and/or equity is hereby expressly waived to the extent permitted by applicable law.

         12. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. In the custody of the Collateral, the Pledgee shall exercise the same care as it exercises with respect to the management of its own affairs and property. Except as provided herein, the Pledgee shall not sell, transfer, pledge, hypothecate or otherwise encumber any of the Collateral.

         13. The Pledgee shall apply the net proceeds of any collection, recovery, receipt, approximation, realization or sale of the Collateral after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe-keeping or otherwise of any and all of the Collateral, or in any way relating to the rights of the Pledgee hereunder, including attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations, and only after so applying such net proceeds and after the payment by the Pledgee of any other amount required by any provisions of law, the Pledgee shall account as required by the Uniform Commercial Code for the surplus, if any, to the Pledgor. The Pledgor agrees that the Pledgee need not give more than twenty (20) days written notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is commercially reasonable notification of such matters. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the "UCC"). All of the Pledgee's rights hereunder shall be limited by, and in accordance with, the UCC.

         14. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Irrevocable Proxy shall terminate forthwith and be delivered to the Pledgor forthwith.

         15. The Pledgor shall from time to time, and at all times after the security constituted by this Pledge Agreement shall have become enforceable, execute all such further instruments and documents and do all such things as the Pledgee may reasonably deem desirable for the purpose of obtaining the full benefit of this Pledge Agreement and of the rights, title, interest, powers, authorities and discretions conferred on the Pledgee by this Pledge Agreement including (without limitation) causing the Company to execute any such instruments and documents as aforesaid. The Pledgor hereby irrevocably appoints the Pledgee its attorney-in-fact for it and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may reasonably deem desirable for any of the purposes of this Pledge Agreement; provided that the Pledgee shall not exercise such power until the security constituted by this Pledge Agreement shall have become enforceable. The Pledgee shall have full power to delegate this power of attorney but no such delegation shall preclude the subsequent exercise of such power by the Pledgee itself or preclude the Pledgee from subsequent delegation to some other person and any delegation may be revoked by the Pledgee at any time.

         16. (a) The Pledgee shall release Collateral having a Fair Market Value of at least $1,000,000 from time to time upon request of the Pledgor if (i) no Default exists or would result therefrom and (ii) after giving effect to such release, the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

              (b) In order to effect a release of Collateral as contemplated by clause (a) above, the Pledgee will (i) confirm the release in a certificate, if necessary, and (ii) deliver, or cause to be delivered, to the Pledgor the certificate evidencing the Pledged Shares to be released hereunder.

              (c)  In connection with any release of Pledged
Shares, no shares of Common Stock shall be released unless and until there are no Pledged Shares consisting of Class A Stock.

         17. IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMNT.

         18. The Pledgee shall not by any act, delay, omis- sion or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

         19. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee and the Pledgor. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and permitted assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and permitted assigns.

         20. Notices and other communications hereunder shall be telefaxed and confirmed by certified mail if domestic (by federal express, express mail or courier, if international) as follows:

If to the Pledgor -    Leslie B. Otten
                       c/o American Skiing Company
                       Sunday River Access Road
                       Bethel, Maine 04217
                       Telephone: (207) 824-8100
                       Facsimile: (207) 824-5158

                       with a copy to:

                       Christopher E. Howard, Esq.
                       American Skiing Company
                       Sunday River Access Road
                       Bethel, Maine 04217
                       Telephone: (207) 824-8100
                       Facsimile: (207) 824-5158

If to the Pledgee -    ING (U.S.) Capital Corporation
                       135 East 57th Street
                       New York, New York 10022

                       Attention: Barry Iseley
                       Telephone: (212) 409-1712
                       Facsimile: (212) 593-3362

         Every notice or demand shall, except so far as otherwise expressly provided by this Pledge Agreement, be deemed to have been received in the case of a telefax. with confirmed answerback at the time of dispatch thereof (provided that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Business Day in such locality).

         21.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         22. THE PLEDGOR (I) HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES LOCATED IN NEW YORK STATE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS PLEDGE AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE PLEDGEE, OR ITS SUCCESSORS OR ASSIGNS, AND (II) HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS PLEDGE AGREEMENT

OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. THE PLEDGOR HEREBY IRREVOCABLY AND GENERALLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THE PLEDGOR'S ADDRESS SET FORTE HEREIN IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT SUBMITS TO JURISDICTION AS SET FORTH ABOVE. THE PLEDGOR HEREBY AGREES THAT HIS SUBMISSION TO JURISDICTION SET FORTH ABOVE IS MADE FOR THE EXPRESS BENEFIT OF THE PLEDGEE. FINAL JUDGMENT AGAINST THE PLEDGOR IN ANY SUIT IN ANY COURT REFERRED TO ABOVE SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE PLEDGOR THEREIN DESCRIBED; PROVIDED, ALWAYS THAT THE PLAINTIFF MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST THE PLEDGOR OR ANY OF HIS ASSETS IN THE COURTS OF ANY COUNTRY OR PLACE WHERE THE PLEDGOR OR SUCH ASSETS MAY BE FOUND.

         IN WITNESS whereof the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                 /s/Leslie B. Otten
                                 _____________________________
                                 Leslie B. Otten



                                 ING (U.S.)CAPITAL CORPORATION


                                 By:__________________________
                                    Name:  Barry A. Iseley
                                    Title: Senior Vice President

WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS PLEDGE AGREE NT OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. THE PLEDGOR HEREBY IRREVOCABLY AND GENERALLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THE PLEDGOR'S ADDRESS SET FORTE HEREIN IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT SUBMITS TO JURISDICTION AS SET FORTE ABOVE. THE PLEDGOR HEREBY AGREES THAT HIS SUBMISSION TO JURISDICTION SET FORTH ABOVE IS MADE FOR THE EXPRESS BENEFIT OF THE PLEDGEE. FINAL JUDGMENT AGAINST THE PLEDGOR IN ANY SUIT IN ANY COURT REFERRED TO ABOVE SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE PLEDGOR THEREIN DESCRIBED; PROVIDED, ALWAYS THAT THE PLAINTIFF MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST THE PLEDGOR OR ANY OF HIS ASSETS IN THE COURTS OF ANY COUNTRY OR PLACE WHERE THE PLEDGOR OR SUCH ASSETS MAY BE FOUND.

         IN WITNESS whereof the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

                                 ________________________
                                 Leslie B. Otten



                                 ING (U.S.)CAPITAL CORPORATION



                                 /s/Barry A. Iseley
                             By:______________________
                                 Name:  Barry A. Iseley
                                 Title: Senior Vice President

                                                       EXHIBIT A



                        IRREVOCABLE PROXY

         The undersigned, (the "Pledgor"), the registered owner of the shares of American Skiing Company, a Maine corporation (the "Company"), described in Schedule 1 hereto (the "Pledged Shares"), hereby makes, constitutes and appoints ING (U.S.) Capital Corporation (the "Pledgee") with full power to appoint a nominee or nominees to act hereunder from time to time, upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge Agreement referred to herein) the true and lawful attorney and proxy of the undersigned to vote all of the Pledged Shares at all annual and special meetings of stockholders of the Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that he said attorney or their nominee or nominees shall do or cause to be done by virtue hereof.

         The said interests have been pledged (the "Pledge") to the Pledgee pursuant to the terms and conditions of that certain
Pledge Agreement dated as of November 10, 1997, between the Pledgor and the Pledgee.

         This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

         IN WITNESS whereof the undersigned has caused this instrument to be executed by its duly authorized representative this ___ day of _________, 1997.

                                 _________________________
                                 Leslie B. Otten

                                                      SCHEDULE 1



                          LEDGED SHARES
















































                               13
01531013.AD2